SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 29, 2007

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Heartland Blvd., Edgewood, New York		11717
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (631) 586-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02 — Results of Operations and Financial Condition

On March 29, 2007, CPI Aerostructures, Inc. (“Company”) filed a Current Report on Form 8-K, pursuant to which it furnished under Items 2.02 and 9.01 a copy of its earnings press release for the Company’s fourth quarter and year ended December 31, 2006.  During the finalization of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, certain expenses were reclassified from selling, general and administrative expenses to cost of sales.  As a result, the Company’s gross margin for the year ended December 31, 2006 changed from 10% to 9.2% and the Company’s gross margin for the quarter ended December 31, 2006 changed from 16% to 14%.  The Company’s income before income taxes and net income remained unchanged.  Accordingly, the original press release was corrected and replaced by a press release issued on April 2, 2007.  The financial statements attached to the release did not change as a result of this correction.  The information was accurately disclosed in the Company’s Annual Report on Form 10-K filed on April 2, 2007.  A copy of the Company’s corrected press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 — Financial Statement and Exhibits

99.1

Corrected press release, dated March 29, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2007	CPI AEROSTRUCTURES, INC.

	By:	/s/ Edward J. Fred
Edward J. Fred Chief Executive Officer

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